LINN ENERGY, LLC
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
On December 15, 2014, Linn Energy, LLC (“LINN Energy”), through certain of its wholly owned subsidiaries, completed the sale of its entire position in the Granite Wash and Cleveland plays located in the Texas Panhandle and western Oklahoma to privately held institutional affiliates of EnerVest, Ltd. and its joint venture partner FourPoint Energy, LLC (the “Granite Wash Assets Sale”). Cash proceeds received from the sale of these properties were approximately $1.8 billion, net of costs to sell of approximately $10 million, and LINN Energy recognized a net gain of approximately $294 million. LINN Energy used the net cash proceeds received from the sale to repay in full its $1.3 billion term loan as well as repay a portion of the borrowings outstanding under its credit facility.
On August 29, 2014, LINN Energy completed the acquisition of certain oil and natural gas properties located in five operating regions in the U.S. from subsidiaries of Devon Energy Corporation (the “Devon Assets Acquisition”) for total consideration of approximately $2.1 billion. The acquisition was initially financed with $2.3 billion of interim financing.
The unaudited pro forma condensed combined statement of operations gives effect to the Granite Wash Assets Sale and the Devon Assets Acquisition as if they had been completed as of January 1, 2014.
The pro forma financial information does not give effect to the costs of any integration activities or benefits that may result from the realization of future cost savings from operating efficiencies, or any other synergies that may result from the transactions.
The unaudited pro forma condensed combined statement of operations has been prepared for informational purposes only and does not purport to represent what the actual results of operations of LINN Energy would have been had the transactions been completed as of the date assumed, nor is this information necessarily indicative of the future consolidated results of operations. The unaudited pro forma condensed combined statement of operations should be read in conjunction with LINN Energy’s historical financial statements and the notes thereto included in its Annual Report on Form 10-K for the year ended December 31, 2014, and the historical statements of revenues and direct operating expenses for the Devon Assets Acquisition and the notes thereto, previously filed by LINN Energy with the Securities and Exchange Commission (“SEC”).

LINN ENERGY, LLC
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
Year Ended December 31, 2014

	LINN Energy Historical	Granite Wash Assets Sale Pro Forma Adjustments		Devon Assets Acquisition Historical	Devon Assets Acquisition Pro Forma Adjustments		LINN Energy Pro Forma
	(in thousands, except per unit amounts)
Revenues and other:
Oil, natural gas and natural gas liquids sales	$3,610,539	$(496,623)	(a)	$352,139	$—		$3,466,055
Gains on oil and natural gas derivatives	1,206,179	—		—	—		1,206,179
Marketing revenues	135,260	(5,561)	(a)	—	—		129,699
Other revenues	31,325	(12,664)	(a)	—	—		18,661
	4,983,303	(514,848)		352,139	—		4,820,594

Expenses:
Lease operating expenses	805,164	(52,246)	(a)	91,884	—		844,802
Transportation expenses	207,331	(32,680)	(a)	—	—		174,651
Marketing expenses	117,465	(5,030)	(a)	—	—		112,435
General and administrative expenses	293,073	—		—	(7,765)	(f)	285,308
Exploration costs	125,037	—		—	—		125,037
Depreciation, depletion and amortization	1,073,902	(153,277)	(b)	—	95,368	(g)	1,019,913
					3,920	(h)
Impairment of long-lived assets	2,303,749	—		—	—		2,303,749
Taxes, other than income taxes	267,403	(17,409)	(a)	29,280	—		279,274
Gains on sale of assets and other, net	(366,500)	(2,648)	(a)	—	—		(75,554)
		293,594	(c)
	4,826,624	30,304		121,164	91,523		5,069,615
Other income and (expenses):
Interest expense, net of amounts capitalized	(587,838)	21,106	(d)	—	(44,583)	(i)	(611,046)
		9,904	(e)		(9,635)	(j)
Other, net	(16,213)	—		—	—		(16,213)
	(604,051)	31,010		—	(54,218)		(627,259)
Income (loss) before income taxes	(447,372)	(514,142)		230,975	(145,741)		(876,280)
Income tax expense	4,437	—		—	—	(k)	4,437
Net income (loss)	$(451,809)	$(514,142)		$230,975	$(145,741)		$(880,717)

Net loss per unit:
Basic	$(1.40)						$(2.70)
Diluted	$(1.40)						$(2.70)
Weighted average units outstanding:
Basic	328,918						328,918
Diluted	328,918						328,918
The accompanying notes are an integral part of this pro forma condensed combined statement of operations.

LINN ENERGY, LLC
NOTES TO UNAUDITED PRO FORMA CONDENSED
COMBINED STATEMENT OF OPERATIONS

Note 1 – Basis of Presentation
The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2014, is derived from:

•	the historical consolidated statement of operations of LINN Energy with adjustments to reflect the Granite Wash Assets Sale; and

•	the historical statement of revenues and direct operating expenses of the properties acquired in the Devon Assets Acquisition.
The unaudited pro forma condensed combined statement of operations gives effect to the Granite Wash Assets Sale and the Devon Assets Acquisition as if the transactions had been completed as of January 1, 2014. The transactions and the related adjustments are described in the accompanying notes. In the opinion of LINN Energy management, all adjustments have been made that are necessary to present fairly, in accordance with Regulation S-X, the pro forma condensed combined statement of operations.
The unaudited pro forma condensed combined statement of operations has been prepared for informational purposes only and does not purport to represent what the actual results of operations of LINN Energy would have been had the transactions been completed as of the date assumed, nor is this information necessarily indicative of the future consolidated results of operations. In addition, future results may vary significantly from those reflected in such statement due to factors described in “Risk Factors” included in LINN Energy’s Annual Report on Form 10-K for the year ended December 31, 2014, and elsewhere in its reports and filings with the SEC.
The unaudited pro forma condensed combined statement of operations should be read in conjunction with LINN Energy’s historical financial statements and the notes thereto included in its Annual Report on Form 10‑K for the year ended December 31, 2014, and the historical statements of revenues and direct operating expenses for the Devon Assets Acquisition and the notes thereto previously filed by LINN Energy with the SEC.
Note 2 – Acquisition and Sale Dates
The results of operations of the oil and natural gas properties sold in the Granite Wash Assets Sale were included in the historical financial statements of LINN Energy until the date of sale. The results of operations of the Devon Assets Acquisition have been included in the historical financial statements of LINN Energy since its acquisition date.
On December 15, 2014, the Granite Wash Assets Sale was completed for total consideration received of approximately $1.8 billion. On August 29, 2014, the Devon Assets Acquisition was completed for total consideration paid of approximately $2.1 billion.
To fund the purchase price of the Devon Assets Acquisition, on August 29, 2014, LINN Energy obtained a $1.0 billion unsecured bridge loan and also borrowed $1.3 billion under a term loan agreement (“term loan”). LINN Energy used the net cash proceeds received from the Granite Wash Assets Sale of approximately $1.8 billion to repay in full its $1.3 billion term loan as well as repay a portion of the borrowings outstanding under its credit facility.
Note 3 – Pro Forma Adjustments

(a)	Reflects the elimination of the revenues and direct operating expenses associated with the Granite Wash Assets Sale.

(b)	Reflects a reduction of depreciation, depletion and amortization expense as a result of the Granite Wash Assets Sale.

(c)
Reflects the net gain of approximately $294 million, net of costs to sell of approximately $10 million, associated with the Granite Wash Assets Sale included in the historical statement of operations for the year ended December 31, 2014. The net gain is excluded from the pro forma statement of operations as it reflects a nonrecurring charge not expected to have a continuing impact.

LINN ENERGY, LLC
NOTES TO UNAUDITED PRO FORMA CONDENSED
COMBINED STATEMENT OF OPERATIONS – Continued

(d)	Reflects a reduction of interest expense related to the repayment of approximately $1.8 billion of debt from the net cash proceeds received from the Granite Wash Assets Sale.

(e)	Reflects a reduction of deferred financing fees amortization associated with the term loan repaid with a portion of the net proceeds received from the Granite Wash Assets Sale.

(f)
Reflects acquisition-related transaction costs associated with the Devon Assets Acquisition included in the historical statement of operations for the year ended December 31, 2014. The transaction costs are excluded from the pro forma statement of operations as they reflect nonrecurring charges not expected to have a continuing impact on the combined results.

(g)
Reflects incremental depreciation, depletion and amortization expense associated with the Devon Assets Acquisition for the period from January 1, 2014 through August 29, 2014, using the unit-of-production method and an estimated useful life of 10 years, related to oil and natural gas properties and other property and equipment, respectively.

(h)
Reflects incremental accretion expense related to asset retirement obligations on oil and natural gas properties acquired in the Devon Assets Acquisition for the period from January 1, 2014 through August 29, 2014.

(i)
Reflects an increase of interest expense for the period from January 1, 2014 through August 29, 2014, related to borrowings under the unsecured bridge loan incurred to partially fund the purchase price of the Devon Assets Acquisition. The assumed weighted average interest rate was approximately 6.69%.

A 1/8 percentage change in the assumed interest rate on the unsecured bridge loan would result in an adjustment to pro forma net loss of approximately $1 million for the year ended December 31, 2014.

(j)	Reflects incremental amortization of deferred financing fees associated with the unsecured bridge loan for the period from January 1, 2014 through August 29, 2014.

(k)
LINN Energy is treated as a partnership for federal and state income tax purposes. Accordingly, no recognition has been given to federal and state income taxes in the accompanying unaudited pro forma condensed combined statement of operations.

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